Exhibit 99.01

Vocera Announces Fourth Quarter Revenue of $28.4 million

SAN JOSE, Calif. — February 11, 2016 — Vocera Communications, Inc. (NYSE: VCRA), today reported revenue of $28.4 million, a GAAP net loss per share of $(0.11), and adjusted EBITDA of $0.2 million, for the fourth quarter of 2015.

“The fourth quarter of 2015 was a standout quarter for our business,” said Brent Lang, president and CEO of Vocera. “We delivered another quarter of double-digit revenue growth, and achieved significant year-over-year bookings growth, resulting in record backlog. New customer wins were particularly strong, highlighted by the largest booking in our history as well as several other enterprise-wide transactions. Hospitals and health systems are increasingly focused on mobility and communication, and our solution offers a unique value proposition to improve operational efficiency and patient safety.”

– Q4 Revenue of $28.4M, up 15% year-on-year

– Q4 GAAP EPS of ($0.11); Non-GAAP EPS of ($0.01)

– Q4 Adjusted EBITDA of $0.2M

– Full year bookings of $131.4M, up 23% year-on-year

– Year-end backlog of $58.2M

– Year-end deferred revenue of $39.6M

– Cash and short-term investments of $116.8M, no debt

Fourth Quarter 2015 Results

Revenue for the fourth quarter of 2015 was $28.4 million, compared to $24.6 million in the fourth quarter of last year.

Total revenue included $15.8 million of product revenue and $12.6 million of service revenue, with year-on-year increases in both categories. Product revenue included $11.5 million of device revenue and $4.3 million of software revenue. Service revenue included $10.0 million of software maintenance and support revenue and $2.6 million of professional services revenue. The company continued to experience a high software maintenance renewal rate.

Record bookings in the quarter led to substantial increases in year-end backlog and deferred revenue. Backlog at December 31, 2015 was $58.2 million, compared to $33.1 million at December 31, 2014. Deferred revenue at December 31, 2015, was $39.6 million, compared to $35.4 million at December 31, 2014, and $34.1 million at September 30, 2015.

GAAP gross margin for the fourth quarter 2015 was 63.4%, compared to 63.8% in the fourth quarter of 2014. Non-GAAP gross margin for the fourth quarter of 2015 was 64.8%, compared to 66.0% in the fourth quarter of 2014. The decrease in gross margin was due to investments in services capability as we start to implement and support larger deployments. Non-GAAP product gross margin for the fourth quarter 2015 was 67.4%, compared to 66.2% in the fourth quarter of 2014. Non-GAAP services gross margin was 61.5%, compared to 65.8% in the fourth quarter last year.

Fourth quarter 2015 GAAP operating expense was $21.0 million, compared to $22.6 million in the fourth quarter of 2014. Non-GAAP operating expense was $18.7 million in the fourth quarter of each of 2015 and 2014.

GAAP net loss for the fourth quarter 2015 was $(3.0) million, or $(0.11) per share, compared to $(7.0) million, or $(0.27) per share in the fourth quarter of 2014. Non-GAAP net loss for the fourth quarter of 2015 was $(0.3) million, or $(0.01) per share, compared to non-GAAP net loss of $(2.5) million, or $(0.10) per share for the fourth quarter of 2014.

Adjusted EBITDA for the fourth quarter of 2015 was $0.2 million, compared to $(1.9) million in the fourth quarter 2014.

Strong expense and working capital management resulted in cash, cash equivalents and short-term investments of $116.8 million at December 31, 2015, compared to $116.3 million at December 31, 2014, and $116.1 million at September 30, 2015. The company continues to have a strong balance sheet with no debt.

Full Year and First Quarter 2016 Guidance

For the full year of 2016, the company expects revenue between $111 and $116 million and a GAAP loss per share between $(0.63) and $(0.48). The company expects non-GAAP income/(loss) per share to be between $(0.13) and $0.02, and non-GAAP Adjusted EBITDA to be between $(1) and $3 million.

For the first quarter 2016, the company expects revenue between $24.5 and $26.5 million and a GAAP loss per share between $(0.23) and $(0.17). The company expects non-GAAP loss per share to be between ($0.10) and ($0.04), and non-GAAP Adjusted EBITDA to be between $(2) and $(0.5) million.

Certain amounts in our release may not re-compute due to rounding. A reconciliation of non-GAAP to GAAP financial measures, and first quarter and full year guidance, are included in the financial schedules, linked below.

HIMSS Annual Conference

Vocera will be at the 2016 HIMSS Annual Conference and Exhibition, Feb. 29 – March 4 in Las Vegas. During HIMSS16, attendees can visit the Vocera Booth (#1338) for more information and product demonstrations, or email investorrelations@vocera.com for a booth meeting.

Link to fourth-quarter financial statements, guidance and reconciliation to GAAP:

http://vocera.com/public/earnings/VCRA-Q4-15-Financials.pdf

Conference Call Information

The Company will host a conference call at 5 p.m. ET, 2 p.m. PT, today, February 11, 2016, to discuss the company’s results.

Investors may access a free, live webcast of the call through the Investors section of the company’s website at investors.vocera.com.

The call also can be accessed by dialing 855-307-5251, or 440-996-5719 for international callers, and using the access code 32716590.

A webcast replay of the call will be archived on the company’s website.

Forward Looking Statements

Statements in this press release that are not strictly historical in nature are forward-looking statements within the meaning of the U.S. federal securities laws, including statements regarding future events, such as our expected operating results for the first quarter and full year 2016. These forward-looking statements are based on limited information currently available to us and our management’s expectations, which are inherently subject to change and involve a number of risks and uncertainties. Actual events or results may differ materially from those in any forward-looking statement due to various factors, including but not limited to, the effects of the Patient Protection and Affordable Care Act of 2010; changes in regulations in the U.S. and other countries; the effects on government and commercial hospital customers of the federal budget and budgetary uncertainty; changes in healthcare insurance coverage and consumers’ utilization of healthcare and hospital services; our ability to maintain profitability; the demand for our various solutions in the healthcare and other markets; our lengthy and unpredictable sales cycle; our ability to offer high-quality services and support for our solutions; our ability to acquire the sole and limited source hardware and software components of our solutions; our ability to obtain the required capacity and product quality from our contract manufacturer; our ability to develop and introduce new solutions and features to existing solutions and to manage our growth; and the other factors described in our most recently filed Quarterly Report on Form 10-Q, as well as our other filings with the Securities and Exchange Commission (“SEC”). Our filings with the SEC are available on the Investors section of our company’s web site at www.vocera.com. The financial and other information contained in this press release should be read in conjunction with the financial statements and notes thereto included in our filings with the SEC. Our operating results for the fourth quarter of and year ended 2015 are not necessarily indicative of our operating results for any future periods. This press release speaks only as of its date. We assume no obligation to update the information in this press release, to revise any forward-looking statements or to update the reasons actual events or results could differ materially from those anticipated in forward-looking statements.

Use of Non-GAAP Financial Information

This press release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). Our management evaluates the company’s results and makes operating decisions using various GAAP and non-GAAP measures. In addition to our GAAP results, we also consider non-GAAP gross margin, non-GAAP gross margin for products and for services, non-GAAP net income/(loss), non-GAAP earnings/(loss) per diluted share and non-GAAP operating expense. We also present Adjusted EBITDA, a non-GAAP measure that we reconcile to net income/(loss). These non-GAAP measures should not be considered as a substitute for the corresponding financial measure derived in accordance with GAAP. We present the non-GAAP measures because we consider them to be important supplemental information for our investors for analyzing our performance, core operating results and trends. Investors are encouraged to review the reconciliation of non-GAAP financial measures to their most directly comparable GAAP measures included with this press release.

Our non-GAAP gross margins, non-GAAP net income/(loss), non-GAAP earnings/(loss) per diluted share, non-GAAP operating expense, and Adjusted EBITDA are exclusive of certain items to facilitate management’s review of the comparability of our core operating results on a period to period basis because such items are not related to our ongoing core operating results as viewed by management. We define our “core operating results” as those revenues recorded in a particular period and the expenses incurred within that period that directly drive operating income in that period. Management uses these non-GAAP financial measures in making operating decisions because, in addition to meaningful supplemental information regarding operating performance, the measures give us a better understanding of how we should invest in research and development, fund infrastructure growth and evaluate the effectiveness of marketing strategies. In calculating the above non-GAAP results, management specifically adjusted for the following excluded items:

a) Stock-based compensation expense impact. We recognize equity plan-related compensation expenses, which represent the fair value of all share-based payments to employees, including grants of employee stock options as non-GAAP adjustments in each period.

b) Amortization of acquired intangibles. We acquired certain companies in 2010 and 2014, and booked intangible assets related to these acquisitions. The amortization of these acquired intangible assets is excluded from non-GAAP net income because it is not related to ongoing controllable management decisions and because it is non-cash in nature.

c) Securities litigation. In August 2013, Vocera and other related parties were named as defendants in two purported securities class actions, alleging claims for allegedly misleading statements regarding our business and financial results. An agreement in principle to settle these matters has been agreed to by Vocera and lead plaintiff counsel in the third quarter of 2015 and is subject to approval by the Court. Our projections of net income/(loss), and non-GAAP earnings/(loss) per diluted share for the full year and first quarter of 2016 do not give effect to any such future legal expenses because we do not regard them as reflective of the costs we incur to operate our business. For the same reason, our non-GAAP results exclude these securities litigation expenses.

d) Acquisition related expenses. In addition to the amortization of acquired intangibles mentioned above, we also adjust for certain acquisition-related expenses that we may incur including (i) professional service fees and (ii) transition costs. Professional service fees include third party costs related to the acquisition, such as due diligence costs, accounting fees, legal fees, valuation services and commissions, if any. Transition costs include retention payments, transitional employee costs and earn-out payments treated as compensation expense. We consider such costs and adjustments as highly variable in amount and frequency, being significantly impacted by the timing and size of any acquisitions. By excluding acquisition-related costs and adjustments from our non-GAAP measures, management can better focus on the organic continuing operations of our baseline and acquired businesses.

(e) Restructuring costs. We exclude restructuring costs from non-GAAP measures because we do not regard these limited-term or one-time costs as reflective of normal costs we incur to operate our business. These are defined in U.S. GAAP to include one-time employee termination benefits, contract termination costs, and other associated costs, with respect to exit or disposal activities.

Management adjusts for the above items because management believes that, in general, these items possess one or more of the following characteristics: their magnitude and timing is largely outside of Vocera’s control; they are unrelated to the ongoing operation of the business in the ordinary course; they are unusual and we do not expect them to occur in the ordinary course of business; or they are non-operational, or non-cash expenses involving stock option grants.

We believe that the presentation of these non-GAAP financial measures is warranted for several reasons:

1) Such non-GAAP financial measures provide an additional analytical tool for understanding our financial performance by excluding the impact of items which may obscure trends in the core operating results of the business;

2) These non-GAAP financial measures facilitate comparisons to the operating results of other companies commonly compared to us, which use similar financial measures to supplement their GAAP results, thus enhancing the perspective of investors who wish to utilize such comparisons in their analysis of our performance; and

3) These non-GAAP financial measures are employed by our management in their own evaluation of performance and are utilized in financial and operational decision making processes, such as budget planning and forecasting.

Set forth below are additional reasons why share-based compensation expense is excluded from our non-GAAP financial measures:

i) While share-based compensation constitutes one of our ongoing and recurring expenses, it is not an expense that requires cash settlement by us. We therefore exclude these charges for purposes of evaluating core operating results. Thus, our non-GAAP measurements are presented exclusive of stock-based compensation expense to assist management and investors in evaluating our core operating results.

ii) We present share-based payment compensation expense in our reconciliation of non-GAAP financial measures on a pre-tax basis because the exact tax differences related to the timing and deductibility of share-based compensation are dependent upon the trading price of our common stock and the timing and exercise by employees of their stock options. As a result of these timing and market uncertainties, the tax effect related to share-based compensation expense would be inconsistent in amount and frequency and is therefore excluded from our non-GAAP results.

As stated above, we present non-GAAP financial measures because we consider them to be important supplemental measures of performance. However, non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for our GAAP results. In the future, we expect to incur expenses similar to certain of the non-GAAP adjustments described above and expect to continue reporting non-GAAP financial measures excluding such items. Some of the limitations in relying on non-GAAP financial measures are:

•	Our stock option and stock purchase plans are important components of incentive compensation arrangements and will be reflected as expenses in our GAAP results for the foreseeable future; and

•	Other companies may calculate non-GAAP financial measures differently than us, limiting their usefulness as a comparative measure.

Pursuant to the requirements of SEC Regulation G, a detailed reconciliation between our non-GAAP and GAAP financial results is set forth in the financial tables referred to above, and linked to, this press release. Investors are advised to carefully review and consider this information strictly as a supplement to the GAAP results for the respective periods.

About Vocera:

Vocera Communications, Inc. offers the most robust clinical communications system in healthcare. Installed in more than 1,300 organizations worldwide, Vocera delivers secure, integrated and intelligent communication solutions that enable care teams to collaborate more efficiently by delivering the right information, to the right person, on the right device, in the right location, at the right time. Vocera solutions provide hands-free voice communication, secure text messaging, patient engagement tools, and integrated clinical workflow with EHRs, nurse call systems and physiological monitors. These solutions help improve operational efficiency, quality of care, safety and satisfaction across the continuum of care. In addition to technology solutions, Vocera drives thought leadership and new standards in care to elevate patient, family, nurse and physician experiences via the company’s research collaborative, the Experience Innovation Network. Vocera is headquartered in San Jose, California, with offices in San Francisco, Tennessee, Canada, India, United Arab Emirates and the United Kingdom. For more information, visit www.vocera.com and @VoceraComm on Twitter.

The Vocera logo is a trademark of Vocera Communications, Inc. Vocera® is a trademark of Vocera Communications, Inc. registered in the United States and other jurisdictions. All other trademarks appearing in this release are the property of their respective owners.

Contacts:

Investors:

Sue Dooley

Vocera

408.882.5971

investorrelations@vocera.com

Media:

Jessica Donnelly Edelman

323-202-1051

VoceraTeam@edelman.com

Vocera Communications, Inc.

Condensed consolidated statements of operations

(In thousand, except per share amounts)

(Unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2015	2014	2015	2014
Revenue
Product	$15,790	$13,036	$55,716	$51,095
Service	12,575	11,566	48,370	44,326

Total revenue	28,365	24,602	104,086	95,421

Cost of revenue
Product	5,263	4,649	19,666	18,766
Service	5,111	4,245	19,844	18,470

Total cost of revenue	10,374	8,894	39,510	37,236

Gross profit	17,991	15,708	64,576	58,185

Operating expenses
Research and development	4,013	4,494	16,990	18,035
Sales and marketing	12,953	12,312	47,647	49,611
General and administrative	4,020	5,272	16,734	18,062
Restructuring		556		556

Total operating expenses	20,986	22,634	81,371	86,264

Loss from operations	(2,995)	(6,926)	(16,795)	(28,079)
Interest income	143	87	509	355
Other expense, net	(33)	(71)	(347)	(249)

Loss before income taxes	(2,885)	(6,910)	(16,633)	(27,973)
Provision for income taxes	(99)	(99)	(473)	(324)

Net loss	$(2,984)	$(7,009)	$(17,106)	$(28,297)

Net loss per share:
Basic and diluted	$(0.11)	$(0.27)	$(0.66)	$(1.12)

Weighted average shares used to compute net loss per share:
Basic and diluted	26,248	25,572	25,971	25,329

Vocera Communications, Inc.

Condensed consolidated balance sheets

(In thousand)

(Unaudited)

	As of
	December 31, 2015	December 31, 2014
Assets
Current assets
Cash and cash equivalents	$20,572	$22,615
Short-term investments	96,202	93,646
Accounts receivable, net	22,605	18,008
Other receivables	1,009	694
Inventories	2,713	3,462
Prepaid expenses and other current assets	2,165	2,017

Total current assets	145,266	140,442
Property and equipment, net	3,620	5,122
Intangible assets, net	2,375	3,171
Goodwill	9,988	9,988
Other long-term assets	1,012	905

Total assets	$162,261	$159,628

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$2,932	$1,913
Accrued payroll and other current liabilities	13,339	10,863
Deferred revenue, current	31,495	28,474

Total current liabilities	47,766	41,250
Deferred revenue, long-term	8,097	6,974
Other long-term liabilities	1,967	1,692

Total liabilities	57,830	49,916
Stockholders’ equity	104,431	109,712

Total liabilities and stockholders’ equity	$162,261	$159,628

Vocera Communications, Inc.

Reconciliation of GAAP to Non-GAAP

(In thousand, except per share amounts)

(Unaudited)

	Three months ended December 31,
	2015			2014
	Net loss	Diluted shares	Loss per share - diluted	Net loss	Diluted shares	Loss per share - diluted
GAAP	$(2,984)	26,248	$(0.11)	$(7,009)	25,572	$(0.27)
Non-GAAP adjustments:
Stock compensation (a)
Gross margin	314			321
Operating expenses	2,162			2,603
Intangible amortization (b)
Gross margin	80			110
Operating expenses	137			114
Acquisition expense (c)
Gross margin	—			—
Operating expenses	—			267
Litigation expense (d)
Gross margin	—			—
Operating expenses	—			426
Restructuring expense (e)
Gross margin				98
Operating expenses				556

Total adjustments	2,693	—	0.10	4,495	—	0.17
Non-GAAP	$(291)	26,248	$(0.01)	$(2,514)	25,572	$(0.10)

(a)	This adjustment reflects the accounting impact of non-cash stock-based compensation expense.
(b)	This adjustment reflects the accounting impact of acquisitions in 2010 and 2014 in non-cash expense.
(c)	This adjustment reflects the accounting impact of acquisitions, including $533k in Q3 2014 of consideration deemed to be compensation.
(d)	This adjustment reflects class action litigation expenses from the August 2013 lawsuit.
(e)	This adjustment reflects impact of restructuring expense.

	Twelve months ended December 31,
	2015			2014
	Net loss	Diluted shares	Loss per share - diluted	Net loss	Diluted shares	Loss per share - diluted
GAAP	$(17,106)	25,971	$(0.66)	$(28,297)	25,329	$(1.12)
Non-GAAP adjustments:
Stock compensation (a)
Gross margin	1,268			1,178
Operating expenses	9,737			9,906
Intangible amortization (b)
Gross margin	323			429
Operating expenses	472			384
Acquisition expense (c)
Gross margin	—			—
Operating expenses	—			899
Litigation expense (d)
Gross margin	—			—
Operating expenses	9			630
Restructuring expense (e)
Gross margin				98
Operating expenses				556

Total adjustments	11,809	—	0.46	14,080	—	0.56
Non-GAAP	$(5,297)	25,971	$(0.20)	$(14,217)	25,329	$(0.56)

(a)	This adjustment reflects the accounting impact of non-cash stock-based compensation expense.
(b)	This adjustment reflects the accounting impact of acquisitions in 2010 and 2014 in non-cash expense.
(c)	This adjustment reflects the accounting impact of acquisitions, including $533k in Q3 2014 of consideration deemed to be compensation.
(d)	This adjustment reflects class action litigation expenses from the August 2013 lawsuit.
(e)	This adjustment reflects impact of restructuring expense.

Vocera Communications, Inc.

Non-GAAP income adjustments

(In thousands)

(Unaudited)

	Three months ended December 31,
	2015				2014
	Stock compensation expense	Intangible amortization	Litigation expense	Total adjustments *	Stock compensation expense	Intangible amortization	Acquisition expense	Litigation expense	Restructuring expense	Total adjustments
Gross margin:
Product	$42	$80	$—	$122	$62	$110	$—	$—	$72	$244
Service	272	—	—	272	259	—	—	—	26	285
Operating expenses:
Research and development	154	—	—	154	331	—	—	—	54	385
Sales and marketing	1,003	57	—	1,060	953	73	—	—	83	1,109
General and administrative	1,005	80	—	1,085	1,319	41	267	426	419	2,472
Other expense, net	—	—	—	—	—	—	—	—	—	—

Non-GAAP income adjustments	$2,476	$217	$—	$2,693	$2,924	$224	$267	$426	$654	$4,495

	Twelve months ended December 31,
	2015				2014
	Stock compensation expense	Intangible amortization	Litigation expense	Total adjustments *	Stock compensation expense	Intangible amortization	Acquisition expense	Litigation expense	Restructuring expense	Total adjustments
Gross margin:
Product	$232	$323	$—	$555	$254	$429	$—	$—	$72	$755
Service	1,036	—	—	1,036	924	—	—	—	26	950
Operating expenses:
Research and development	1,072	—	—	1,072	1,056	—	11	—	54	1,121
Sales and marketing	4,486	229	—	4,715	4,111	291	—	—	83	4,485
General and administrative	4,179	243	9	4,431	4,739	93	888	630	419	6,769
Other expense, net	—	—	—	—	—	—	—	—	—	—

Non-GAAP income adjustments	$11,005	$795	$9	$11,809	$11,084	$813	$899	$630	$654	$14,080

*	There were no acquisition or restructuring expenses for the three and twelve months ended December 31, 2015.

Vocera Communications, Inc.

Non-GAAP Adjusted EBITDA

(In thousands)

(Unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2015	2014	2015	2014
GAAP net loss	$(2,984)	$(7,009)	$(17,106)	$(28,297)
Add back:
Stock compensation expense	2,476	2,924	11,005	11,084
Acquisition expense	—	267	—	899
Litigation expense	—	426	9	630
Restructuring expense	—	654	—	654
Interest income	(130)	(67)	(446)	(267)
Depreciation and amortization expense	786	766	3,271	3,000
Provision for income taxes	99	99	473	324

Non-GAAP adjusted EBITDA	$247	$(1,940)	$(2,794)	$(11,973)

Vocera Communications, Inc.

Reconciliation of GAAP to Non-GAAP operating expenses

(In thousands)

(Unaudited)

	Three months ended
	December 31, 2015	September 30, 2015	December 31, 2014
GAAP operating expenses	$20,986	$20,576	$22,634
Stock compensation expense	2,162	2,887	2,603
Intangible amortization expense	137	137	114
Acquisition expense	—	—	267
Litigation expense	—	—	426
Restructuring expense	—	—	556

Non-GAAP operating expenses	$18,687	$17,552	$18,668

Vocera Communications, Inc.

Future guidance for operating results

(In millions, except per share amounts)

Reconciliation for GAAP to Non-GAAP for net loss and net loss per share
	Q1-16		FY-16
	Low	High	Low	High
Revenue	$24.5	$26.5	$111.0	$116.0
GAAP net loss	(6.0)	(4.5)	(16.9)	(12.9)
Stock compensation expense	3.1	3.1	12.7	12.7
Intangible amortization expense	0.2	0.2	0.7	0.7
Litigation expense	—	—	—	—

Total adjustments	3.3	3.3	13.4	13.4

Non-GAAP net loss	$(2.7)	$(1.2)	$(3.5)	$0.5

Weighted average shares, basic and diluted (in thousands)	26,400	26,400	26,700	26,700
GAAP net loss per share	$(0.23)	$(0.17)	$(0.63)	$(0.48)
Non-GAAP net loss per share	$(0.10)	$(0.04)	$(0.13)	$0.02

Reconciliation of Non-GAAP net loss to adjusted EBITDA
	Q1-16		FY-16
	Low	High	Low	High
Non-GAAP net loss	$(2.7)	$(1.2)	$(3.5)	$0.5
Interest expense, net	(0.1)	(0.1)	(0.3)	(0.3)
Depreciation expense	0.6	0.6	2.4	2.4
Provision for income taxes	0.1	0.1	0.4	0.4

Total adjustments	0.7	0.7	2.5	2.5

Adjusted EBITDA	$(2.0)	$(0.5)	$(1.0)	$3.0

Amounts may not recompute due to rounding.